UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)

BIGLARI CAPITAL CORP.

THE LION FUND II, L.P.

BIGLARI HOLDINGS INC.

FIRST GUARD INSURANCE COMPANY

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

BIGLARI REINSURANCE LTD.

BIGLARI INSURANCE GROUP INC.

SARDAR BIGLARI

MILENA ALBERTI-PEREZ

MICHAEL W. GOODWIN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Biglari Capital Corp., together with the other participants named herein (collectively, “Biglari”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2024 annual meeting of shareholders (the “Annual Meeting”) of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”).

Item 1: On November 19, 2024, Biglari issued the following press release:

Latest Cracker Barrel Claims are Further Proof Change is Needed

San Antonio, TX, Nov. 19, 2024 /PRNewswire/ -- Biglari Capital Corp. today issued the following news release.

As we quickly approach the 2024 Annual Meeting on Thursday, November 21st, Cracker Barrel continues to mislead investors. Stockholders do not need to read between the lines, they only need to read the Company’s actual lines.

What Cracker Barrel Says about its $700 million plan on the Eve of the Annual Meeting	What Cracker Barrel Previously Said about its $700 million plan

“Sardar Biglari continues to misrepresent Cracker Barrel's capital spending plan. We are NOT spending $600 - $700 million on store remodels over the next three years as Mr. Biglari falsely claims. Our strategic plan contemplates spending $225 - $325 million in incremental capital (i.e., over and above our normal rates of capital spending). Store remodels are only a part of this incremental amount. Other investments include improvements to our technology and highly successful loyalty program in order to drive traffic.”

(November 19, 2024 Press Release)

“Capital expenditures over the three-year period of fiscal 2025 through fiscal 2027 of approximately $600 million to $700 million, which assumes the Company's store remodel initiative accelerates significantly following the test of 25-30 stores in fiscal 2025.”

(May 16 Cracker Barrel Press release)

“For the three-year period, we anticipate total capital expenditures of $600 million to $700 million. This comprises the following amounts per year, approximately $160 million to $180 million in fiscal 2025, approximately $180 million to $220 million in fiscal 2026, and approximately $260 million to $300 million in fiscal 2027.”

(May 16 Cracker Barrel Call – Craig Pommells, CFO Cracker Barrel)

The Cracker Barrel investment into technology and tablets has been mentioned in strategic plans since 2017. Why is the Company failing to execute? Why is the Board failing to provide proper oversight?

A Recurring Theme: What Cracker Barrel has been Saying for Seven Years

Fourth Quarter 2017 Cracker Barrel Earnings Call: “We anticipate that capital expenditures for the year will be in the range of $150 million to $160 million. The increase in our capital expenditures plan includes …..key initiatives to support our three-year strategic plan. These initiatives include off-premise, specialty coffee beverages, POS system and server tablets, to name a few.”

What Cracker Barrel Says on the Eve of the Annual Meeting	The Reality
“Carl Berquist and Meg Crofton are change agents for the Board and the business, while also serving as important sources of stability and institutional knowledge” (November 19, 2024 Press Release)

The two directors presided over a near 70% destruction in Cracker Barrel’s value. That is not a source of stability.

Sardar Biglari has more institutional knowledge of Cracker Barrel and its operations than any other Director.

Cracker Barrel stockholders have a clear choice before them: take a chance on the two incumbents who have overseen the destruction of almost 70% of the stock’s value or elect the two people who are best suited to help execute a turnaround and deliver accountability and proper oversight.

Vote the GOLD Card for Milena Alberti-Perez and Sardar Biglari.

Item 2: Also on November 19, 2024, Biglari issued the following press release:

Cracker Barrel Board Continues to Misrepresent, says Biglari Capital Corp.

San Antonio, TX, Nov. 19, 2024 /PRNewswire/ -- Biglari Capital Corp. today issued the following news release regarding Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL)

As we quickly approach the 2024 Annual Meeting on Thursday, November 21st, Cracker Barrel continues to mislead investors. Stockholders do not need to read between the lines, they only need to read the Company’s actual lines.

What Cracker Barrel says about its $700 million plan on the

Eve of the Annual Meeting:

“Sardar Biglari continues to misrepresent Cracker Barrel's capital spending plan. We are NOT spending $600 - $700 million on store remodels over the next three years as Mr. Biglari falsely claims. Our strategic plan contemplates spending $225 - $325 million in incremental capital (i.e., over and above our normal rates of capital spending). Store remodels are only a part of this incremental amount. Other investments include improvements to our technology and highly successful loyalty program in order to drive traffic.” (November 19, 2024 Press Release)

What Cracker Barrel Previously said about its $700 million plan:

“Capital expenditures over the three-year period of fiscal 2025 through fiscal 2027 of approximately $600 million to $700 million, which assumes the Company's store remodel initiative accelerates significantly following the test of 25-30 stores in fiscal 2025.” (May 16 Cracker Barrel Press release)

“For the three-year period, we anticipate total capital expenditures of $600 million to $700 million. This comprises the following amounts per year, approximately $160 million to $180 million in fiscal 2025, approximately $180 million to $220 million in fiscal 2026, and approximately $260 million to $300 million in fiscal 2027.” (May 16 Cracker Barrel Call – Craig Pommells, CFO Cracker Barrel)

The Cracker Barrel investment into technology and tablets has been mentioned in strategic plans since 2017. Why is the Company failing to execute? Why is the Board failing to provide proper oversight?

A Recurring Theme: What Cracker Barrel has been Saying for Seven Years

Fourth Quarter 2017 Cracker Barrel Earnings Call: “We anticipate that capital expenditures for the year will be in the range of $150 million to $160 million. The increase in our capital expenditures plan includes …..key initiatives to support our three-year strategic plan. These initiatives include off-premise, specialty coffee beverages, POS system and server tablets, to name a few.”

What Cracker Barrel Says on the Eve of the Annual Meeting:

“Carl Berquist and Meg Crofton are change agents for the Board and the business, while also serving as important sources of stability and institutional knowledge” (November 19, 2024 Press Release)

The Reality:

The two directors presided over a near 70% destruction in Cracker Barrel’s value. That is not a source of stability. Sardar Biglari has more institutional knowledge of Cracker Barrel and its operations than any other Director.

Cracker Barrel stockholders have a clear choice before them: take a chance on the two incumbents who have overseen the destruction of almost 70% of the stock’s value or elect the two people who are best suited to help execute a turnaround and deliver accountability and proper oversight.

Vote the GOLD Card for Milena Alberti-Perez and Sardar Biglari.